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                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form No. 33-55336), pertaining to Republic Bancorp Inc. Tax-Deferred Savings Plan and Trust of our report dated June 7, 2002 with respect to the financial statements and schedules of the Republic Bancorp Inc. Tax-Deferred Savings Plan and Trust included in this annual report (Form 11-K) for the year ended December 31, 2001.



/s/ Ernst & Young LLP

Detroit, Michigan
June 21, 2002
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